Exhibit 1

AGREEMENT TO FILE JOINTLY

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of GreenMan Technologies, Inc. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Date: May 10, 2012	By:	/s/ John L. Steffens
John L. Steffens

Date: May 10, 2012	By:	/s/ Gregory P. Ho
Gregory P. Ho

Date: May 10, 2012	SMC SELECT CO-INVESTMENT FUND I, LP

	By:	SMC Select Co-Investment I GP, LLC, General Partner

	By:	Spring Mountain Capital G.P., LLC, Member

	By:	/s/ Gregory P. Ho
Gregory P. Ho, Managing Member

Date: May 10, 2012	SMC RESERVE FUND II, LP

	By:	Spring Mountain Capital G.P., LLC, General Partner

	By:	/s/ Gregory P. Ho
Gregory P. Ho, Managing Member

Date: May 10, 2012	SMC RESERVE FUND II OFFSHORE, LP

	By:	Spring Mountain Capital G.P., LLC, General Partner

	By:	/s/ Gregory P. Ho
Gregory P. Ho, Managing Member

Date: May 10, 2012	SMC EMPLOYEE PARTNERSHIP

	By:	/s/ Gregory P. Ho
Gregory P. Ho, Authorized Signatory

Date: May 10, 2012	SMC SELECT CO-INVESTMENT I GP, LLC

	By:	Spring Mountain Capital G.P., LLC, Member

	By:	/s/ Gregory P. Ho
Gregory P. Ho, Managing Member

Date: May 10, 2012	SPRING MOUNTAIN CAPITAL G.P., LLC

	By:	/s/ Gregory P. Ho
Gregory P. Ho, Managing Member

Date: May 10, 2012	SPRING MOUNTAIN CAPITAL, LP

	By:	Spring Mountain Capital, LLC, General Partner

	By:	/s/ Gregory P. Ho
Gregory P. Ho, Managing Member

Date: May 10, 2012	SPRING MOUNTAIN CAPITAL, LLC

	By:	/s/ Gregory P. Ho
Gregory P. Ho, Managing Member